UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2012

Motricity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34781	20-1059798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
601 108th Avenue Northeast
Suite 900
Bellevue, WA 98004

(Address of Principal Executive Offices, including Zip Code)
(425) 957-6200
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Motricity, Inc. (the “Company”) is filing this Amendment No. 1 (the "Amendment") to our Current Report on Form 8-K that was originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 21, 2012 (the “Original 8-K”) in order to file the Amendment to the AT&T Agreement (the “AT&T Amendment”), as referenced in the Original 8-K.

No other modifications or changes have been made to the Original 8-K.

Additionally, the Company is filing the Fifth Amendment to the Second Amended and Restated Wireless Services Agreement #0001429 by and between Motricity, Inc. (f/k/a InfoSpace Mobile, Inc.) and AT&T Mobility LLC, entered as of September 17, 2012.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Second Amendment, dated as of September 19, 2012, to the AppCenter Service Exhibit Number 20100607.090.S.0002 dated October 1, 2010, between the Company and AT&T Services, Inc.*
10.2
Fifth Amendment, entered into as of September 17, 2012, to the Second Amended and Restated Wireless Services Agreement Number 00014249 dated as of July 22, 2005, between the Company and AT&T Mobility LLC*

*
Confidential treatment has been requested for certain provisions of this Exhibit pursuant to Exchange Act Rule 24b-2. These provisions have been omitted from the filing and submitted separately to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTRICITY, INC. (Registrant)

November 6, 2012	By:	/s/ James R. Smith, Jr.
(Date)		James R. Smith, Jr. Interim Chief Executive Officer